Exhibit 5.1

KPMG LLP	Telephone	(416) 777-8500
Bay Adelaide Centre	Fax	(416) 777-8818
333 Bay Street Suite 4600	Internet	www.kpmg.ca
Toronto ON M5H 2S5
Canada

Consent of Independent Registered Public Accounting Firm

The Board of Directors of North American Palladium Ltd.

We consent to the use of our report to the shareholders of North American Palladium Ltd. (the “Company”) dated February 19, 2014 on the consolidated financial statements of the Company, which comprise the consolidated balance sheets of the Company as at December 31, 2013 and December 31, 2012, the consolidated statements of operations and comprehensive loss, cash flows and shareholders’ equity for the years ended December 31, 2013 and December 31, 2012, and notes, comprising a summary of significant accounting policies and other explanatory information, which are incorporated by reference in this Registration Statement on Form F-10.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

January 12, 2015

Toronto, Canada

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative

(“KPMG International”), a Swiss entity.

KPMG Canada provides services to KPMG LLP.